EXHIBIT 99.1

Media Contacts:
Christopher Downie
Motient Communications
847-478-4200
chris.downie@motient.com


            Motient Announces FCC Ruling Granting ATC License for MSV


LINCOLNSHIRE, IL, November 9, 2004 -- Motient Corporation (MNCP) announced today that on November 8, 2004, the Federal Communications Commission issued an order granting Mobile Satellite Ventures LP's ancillary terrestrial component, or ATC, license, the first ATC license ever granted by the FCC. The FCC also approved several of MSV's waiver requests, allowing MSV to further enhance its service and coverage, but it specifically deferred its ruling on other MSV waiver requests. The order sets forth various limitations and conditions necessary to the use of ATC by MSV, but there can be no assurances that such conditions will be satisfied by MSV, or that such limitations will not be unnecessarily burdensome to MSV.

This summary is expressly qualified by reference to the FCC's order, which may be found on the FCC's website at:http://hraunfoss.fcc.gov/edocs_public/ attachmatch/DA-04-3553A1.pdf. Please review the order for additional important information regarding the authorizations and waivers granted to MSV, and the limitations and conditions set forth therein.


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About Motient Corporation:

Motient Corporation is a nationwide provider of wireless data solutions for Fortune 500 companies and the small to medium size enterprise business market. Motient built and operated the nation's first wireless data network, DataTAC(R), and offers proprietary applications, one source support and wireless consulting services that enhance the performance, efficiency and cost-effectiveness of enterprise wireless networks.

http://www.motient.com.

Statement under the Private Securities Litigation Reform Act:

With the exception of any historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, which could cause actual results or revenues to differ materially from those contemplated by these statements.